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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in the following Registration Statements of Tekelec on Form S-8 (Registration Nos. 33-48079, 33-82124, 33-60611, 333-05933, 333-28887 and 333-37843) and on Form S-3
(Registration No. 33-62035) of our report dated February 5, 1998, on our audits of the consolidated financial statements and financial statement schedule of Tekelec as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.







/s/
Coopers & Lybrand L.L.P.
Woodland Hills, California
March 27, 1998